SCHEDULE 14A

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SCHEDULE 14A INFORMATION

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Walter Industries, Inc.
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March 19, 2008

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Walter Industries, Inc. to be held at 10:00 A.M., local time, on Wednesday, April 23, 2008 at the Marriott Tampa Airport, Tampa International Airport, Tampa, Florida 33607. The enclosed Notice of Meeting and Proxy Statement details the business to be conducted.

     The Board of Directors urges you to vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting.

     Thank you for your continued support of Walter Industries, Inc.

Sincerely,

MICHAEL T. TOKARZ
Chairman

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 23, 2008
____________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walter Industries, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, April 23, 2008 at 10:00 A.M., local time, at the Marriott Tampa Airport, Tampa International Airport, Tampa, Florida 33607, for the following purposes:

1.	to elect nine members to the Board of Directors to serve for the ensuing year;

2.	to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Only stockholders of record at the close of business on March 3, 2008 are entitled to notice of and to vote at the Annual Meeting.

     The Annual Report of the Company for the year ended December 31, 2007 is enclosed.

     The mailing address of the principal executive offices of the Company is Post Office Box 31601, Tampa, Florida 33631-3601.

     Your attention is invited to the Proxy Statement on the following pages.

By Order of the Board of Directors

CATHERINE C. BONA
Secretary

Tampa, Florida
March 19, 2008

WALTER INDUSTRIES, INC.
4211 W. Boy Scout Blvd.
Tampa, Florida 33607

______________________

PROXY STATEMENT
______________________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Walter Industries, Inc. (the “Company”) of proxies for the Annual Meeting of Stockholders of the Company to be held on April 23, 2008 at 10:00 A.M., local time, at the Marriott Tampa Airport, Tampa International Airport, Tampa, Florida 33607, and any adjournments thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

THE PROXY

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail, the Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers and other employees of the Company who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.

     This Proxy Statement and enclosed proxy is first being mailed to stockholders on or about March 21, 2008.

     The close of business on March 3, 2008 has been fixed by the Board of Directors as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date there were issued and outstanding 52,293,682 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held. The presence in person or by proxy of a majority of the shares of Common Stock issued and outstanding on the Record Date is required for a quorum. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposal regarding the election of directors.

     If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify in the proxy how the shares are to be voted, the shares will be voted FOR the election of the director nominees named in this Proxy Statement.

     A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice or by giving a later proxy, in either case delivered by mail to the Secretary of the Company and effective upon receipt by the Company. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY OR VOTE BY INTERNET OR TELEPHONE PROMPTLY.

PROPOSAL ONE
ELECTION OF DIRECTORS

NOMINEES

     Nine directors are to be elected at the Annual Meeting. The nine nominees for election as directors are named below. Each nominee is currently a member of the Board. Mr. A. J. Wagner was appointed to the Board effective June 5, 2007, upon the recommendation of the Nominating and Corporate Governance Committee. Mr. Wagner will stand for election by the stockholders for the first time at the Annual Meeting. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

     The names of the nominees and certain information about them are set forth below:

		Served as Director
Name	Age	of the Company From
Howard L. Clark, Jr.	64	1995
Jerry W. Kolb	72	2003
Patrick A. Kriegshauser	46	2006
Mark J. O’Brien	65	2005
Victor P. Patrick	50	2006
Bernard G. Rethore	66	2002
George R. Richmond	57	2006
Michael T. Tokarz	58	1987
A. J. Wagner	57	2007

     HOWARD L. CLARK, JR. has been a director of the Company since March 1995. Mr. Clark has been Vice Chairman of Lehman Brothers Inc., an investment-banking firm, since February 1993; prior thereto Mr. Clark served as Chairman and Chief Executive Officer of Shearson Lehman Brothers Inc. Mr. Clark also is a director of Lehman Brothers Inc., Mueller Water Products, Inc., United Rentals, Inc. and White Mountains Insurance Group, Ltd.

     JERRY W. KOLB has been a director of the Company since June 2003. Mr. Kolb retired as a Vice Chairman of Deloitte & Touche LLP in 1998, a position he held since 1986. Mr. Kolb is also a director of Mueller Water Products, Inc. and The Mid-America Group.

     PATRICK A. KRIEGSHAUSER has been a director of the Company since April 2006. Mr. Kriegshauser has been Executive Vice President, Chief Financial Officer and a principal owner of Sachs Electric Company since February 2000. From 1985 to 2000, Mr. Kriegshauser served in various executive capacities for Arch Coal Inc., last serving as Senior Vice President and Chief Financial Officer from July 1996 through January 2000.

     MARK J. O’BRIEN has been a director of the Company since 2005. In March 2006, Mr. O’Brien was named Chairman and Chief Executive Officer of JWH Holding Company, LLC, the subsidiary that holds the Company’s Financing and Homebuilding business. Mr. O’Brien has served as President and Chief Executive Officer of Brier Patch Capital and Management, Inc., a real estate investment firm, since September 2004. Mr. O’Brien served in various capacities at Pulte Homes, Inc. for 21 years, culminating in his appointment as President and Chief Executive Officer. He retired from that position in 2003. Mr. O’Brien is also a director of Mueller Water Products, Inc.

     VICTOR P. PATRICK has been a director of the Company since 2006. On February 13, 2008, Mr. Patrick was named Vice Chairman, Chief Financial Officer and General Counsel of the Company. Mr. Patrick previously served as Vice Chairman and General Counsel since April 2007 and Vice Chairman, General Counsel and Secretary from August 2006. Mr. Patrick joined the Company in 2002 as Senior Vice President, General Counsel and Secretary. Before joining the Company, Mr. Patrick worked for Honeywell International Inc. from 1994 to July 2002, most recently as Vice President, Secretary and Deputy General Counsel.

     BERNARD G. RETHORE has been a director of the Company since March 2002. He has been Chairman of the Board Emeritus of Flowserve Corporation since April 2000. From January 2000 to April 2000 he served as Flowserve Corporation’s Chairman. He had previously served as Chairman and Chief Executive Officer of Flowserve Corporation from July 1997 to January 2000 and held the additional title of President from October 1998 to July 1999. Mr. Rethore is also a director of Belden, Inc., Dover Corp., and Mueller Water Products, Inc.

     GEORGE R. RICHMOND has been a director of the Company since 2006. Mr. Richmond was named Chief Executive Officer of Jim Walter Resources, Inc. in February 2006, serving previously as President and Chief Operating Officer of Jim Walter Resources, Inc. since 1997. Mr. Richmond has held various positions at Jim Walter Resources, Inc. since 1978.

     MICHAEL T. TOKARZ has been Chairman since December 2006 and has been a director of the Company since September 1987. Since February 1, 2002 he has been a member of the Tokarz Group, LLC. From January 1996 until February 1, 2002, Mr. Tokarz was a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Tokarz also is a director of Conseco, Inc., IDEX Corporation, Mueller Water Products, Inc. and MVC Capital, Inc.

     A. J. WAGNER was appointed to the Board effective June 5, 2007. Mr. Wagner has served as President and CEO of AJ Wagner & Associates, LLC, a business consulting organization, since January 2007. Mr. Wagner served in various executive capacities for Ford Motor Company for 33 years, culminating in his appointment as President of Ford Motor Credit North America and Vice President of Ford Motor Company. He retired from that position in 2006.

     In order to be elected, a nominee must receive the vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions from voting will have the same effect as a vote against the election of directors. Broker non-votes will not affect the outcome of this proposal because shares that constitute broker non-votes are not considered “shares present” for voting purposes. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner and instructions are not given. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of the nominees listed above.

The Board recommends a vote FOR the election of the nominees set forth above.

CORPORATE GOVERNANCE

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 2007, there were 12 meetings of the Board and each director attended at least 75% of all meetings of the Board and of the committees of the Board on which he served during 2007. The Company has a long-standing policy of director attendance at the Annual Meeting. Last year, all of the directors standing for election attended the Annual Meeting. The non-management directors, all of whom are also independent directors, meet in executive session on at least a quarterly basis. The Chairman of the Nominating and Corporate Governance Committee, currently Howard L. Clark, Jr., has been appointed to preside at the executive session of the independent directors.

Director Independence

     Upon consideration of the criteria and requirements regarding director independence set forth in the rules adopted by the New York Stock Exchange, the Board has affirmatively determined that each of the non-employee directors standing for election, Messrs. Clark, Kolb, Kriegshauser, Rethore, Tokarz and Wagner, had no material relationship with the Company and are independent. The Board also affirmatively determined that former director, Mr. Joseph B. Leonard, who served on the Board through April 25, 2007, had no material relationship with the Company and was independent. The Board has affirmatively determined that Mr. O’Brien, the Chairman and Chief Executive Officer of JWH Holding Company, LLC, a subsidiary of the Company, Mr. Patrick, the Vice Chairman, Chief Financial Officer and General Counsel of the Company, and Mr. George R. Richmond, the Chief Executive Officer of Jim Walter Resources, Inc., a subsidiary of the Company, were not independent because of their employment relationships with the Company. In making such determinations, the Board considered each relationship between the Company and any current or former director serving during the 2007 fiscal year, including the banking and business relationship that exists between the Company and Lehman Brothers, Inc. (“Lehman”) and Mr. Clark’s position as Vice Chairman of Lehman. The Board determined that the banking and business relationship was not material. The Board, in reaching its determination, considered: (i) the payment by the Company in 2003 of $319,751 in underwriting fees to Lehman, (ii) the engagement of Lehman in 2006 as joint book running manager in the initial public offering of the Company’s former water products business and the payment of a fee of approximately $3.86 million and $200,000 for underwriting and advisory fees associated with the Mid-State Capital Corporation private placement in 2006, (iii) the payment in 2007 of $100,000 of structuring advisory fees in connection with the renewal of the Mid-State Trust IX warehouse facility, (iv) the investment banking firm’s 2007 net revenues of $19.2 billion, (v) the fact that Mr. Clark received no personal monetary benefit from the fees paid to Lehman by the Company and (vi) the on-going investment banking and business relationship that may occur in the future. The Board concluded that the foregoing did not constitute a ‘material relationship’ with the Company within the meaning of the director independence standards adopted by the New York Stock Exchange.

     The Board will monitor and review at least once annually commercial, industrial, banking, charitable and other relationships that directors may have with the Company to determine whether the directors are independent in accordance with the rules adopted by the New York Stock Exchange.

Committee Membership and Meetings

     For the fiscal year ended December 31, 2007, there were 12 meetings of the Audit Committee, 8 meetings of the Compensation and Human Resources Committee, and 4 meetings of the Nominating and Corporate Governance Committee. The Board of Directors has affirmatively determined that the Audit Committee, the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee consist entirely of independent directors under the rules established by the New York Stock Exchange and the Securities and Exchange Commission.

Audit Committee

     The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to the Company’s stockholders relating to the Company’s financial reporting process and systems of internal control. The Audit Committee is also responsible for determining whether the Company’s financial systems and reporting practices are in accordance with applicable requirements. The Audit Committee also approves services and fees of the Company’s independent auditors. The Audit Committee charter is posted on the corporate governance page of the Company’s website at www.walterind.com (the “Company’s website”) and is available in print to stockholders who request a copy. The Board of Directors has determined that all Audit Committee members are financially literate under the New York Stock Exchange listing standards. All of the members of the Audit Committee qualify as audit committee financial experts within the meaning of the rules and regulations of the Securities and Exchange Commission. The Audit Committee has adopted procedures in its charter for pre-approving all audit and non-audit services provided by the Company’s independent auditors. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee also considers whether the independent auditors are able to provide the most effective services, for reasons such as their familiarity with the Company’s current and past business, accounting systems and internal operations, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee. The present members of the Audit Committee are Jerry W. Kolb, Chairman, Patrick A. Kriegshauser and A. J. Wagner.

Compensation and Human Resources Committee

     The Compensation and Human Resources Committee is responsible for overseeing the Company’s compensation policies and practices, reviewing annual compensation for the Company’s executive officers and key employees, and recommending director compensation to the Board. The Compensation and Human Resources Committee approves the salaries of executive officers of the Company and the presidents of its significant subsidiaries; the administration of incentive-based and equity-based compensation plans to executive and key employees of the Company, including the performance evaluation of and the compensation payable to executive officers of the Company based on relevant corporate goals and objectives; the terms of employment, retention and severance arrangements for executive officers, including change in control agreements; and the compensation of directors for service on the Board and its committees. The Compensation and Human Resources Committee does not delegate any of these duties. Company management provides recommendations to the Compensation and Human Resources Committee regarding compensation matters at the request of the Committee. The Compensation and Human Resources Committee engages Hewitt Associates as an independent outside consultant to advise it on executive compensation, perquisites and other benefit matters. Hewitt Associates provides the Compensation and Human Resources Committee with information analyzing the overall compensation and component elements of compensation paid to the Company’s executive officers against a comparator group of companies. The Compensation and Human Resources Committee charter is posted on the corporate governance page of the Company’s website at www.walterind.com and is available in print to stockholders who request a copy. The present members of the Compensation and Human Resources Committee are Bernard G. Rethore, Chairman, Jerry W. Kolb and Michael T. Tokarz.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee is responsible for establishing the criteria for and the qualifications of persons suitable for nomination as directors and reporting its recommendations to the Board. The Board determines the number of directors that shall constitute the Board of Directors, subject to the requirement set forth in the Company’s by-laws that the number of directors shall be not less than 5 nor more than 13. The Nominating and Corporate Governance Committee will consider candidates for nominees for election as directors of the Company submitted by stockholders. In identifying candidates for membership on the Board of Directors, the Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specializations, relevant technical skills, diversity, and the extent to which a candidate would fill a need on the Board of Directors. The Committee’s policy with regard to director candidates submitted by stockholders is to consider such submissions in accordance with the following procedures: Any stockholder who wishes to have the Nominating and Corporate Governance Committee consider a candidate is required to give written notice of the stockholder’s intention to make such a nomination. Notices of nomination for the 2009 Annual Meeting must be received by the Company’s Secretary at the address on the first page of this Proxy Statement no earlier than January 6, 2009 and no later than January 26, 2009. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, as set forth in the Company’s by-laws. A proposed nomination which does not comply with the above requirements will not be considered. The Nominating and Corporate Governance Committee charter is posted on the corporate governance page of the Company’s website at www.walterind.com and is available in print to stockholders who request a copy. The present members of the Nominating and Corporate Governance Committee are Howard L. Clark, Jr., Chairman, Bernard G. Rethore and Michael T. Tokarz.

CORPORATE GOVERNANCE GUIDELINES

     The Board has adopted Corporate Governance Guidelines which are posted on the corporate governance page of the Company’s website at www.walterind.com and are available in print to stockholders who request a copy. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to director qualification standards, director responsibilities, director compensation, director access to management and, as necessary and appropriate, outside advisors, director orientation and continuing education, management succession and an annual self-evaluation of the Board.

COMMUNICATION WITH THE BOARD

     Communication by interested parties may be made to the Chairman of the Audit Committee or the Chairman of the Nominating and Corporate Governance Committee, in care of the Company’s Secretary at the Company’s headquarters address. Interested parties may also communicate with any of the independent directors, in care of the Company’s Secretary at the Company’s headquarters address. If the correspondence is specifically marked as a confidential communication for the Board of Directors (or a specific member of the Board), the Secretary will not open or read the correspondence, but will forward it to the addressee.

CODE OF CONDUCT POLICY AND COMPLIANCE PROGRAM

     The Board has adopted a Code of Conduct Policy and Compliance Program (“Code of Conduct”) which is applicable to all employees, directors and officers of the Company. The Code of Conduct is posted on the corporate governance page of the Company’s website at www.walterind.com and is available in print to stockholders who request a copy. The Company also has made available an Ethics Hotline, operated by an independent third party provider, where employees may anonymously report violations or suspected violations of the Code of Conduct.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No current member of our Compensation and Human Resources Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Human Resources Committee.

CERTAIN RELATIONSHIPS AND CERTAIN RELATED TRANSACTIONS

     Our Code of Conduct Policy and Compliance Program requires that all of our employees and directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the Company as a whole. At least annually, each director and executive officer completes a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which the Company is involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

     The Nominating and Corporate Governance Committee, which is composed of independent directors, conducts an annual review of the information from the questionnaire, evaluates related party transactions, if any, involving the directors and their related persons and makes recommendations to the Board of Directors regarding the independence of each board member.

     If a transaction arises during the year that may require disclosure as a related person transaction, information about the transaction would be provided to the Board of Directors in connection with its review, approval or ratification of the transaction.

     During fiscal 2007, the Company paid Lehman Brothers, Inc. approximately $100,000 for structuring advisory fees in connection with the renewal of the Mid-State Trust IX warehouse facility. Mr. Clark, a director of the Company since March 1995, is a Vice Chairman of Lehman Brothers, Inc. Mr. Clark received no personal monetary benefit from the fees paid to Lehman Brothers, Inc. by the Company.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Named Executive Officers

     The regulations of the Securities and Exchange Commission require that this Compensation Discussion and Analysis describe the compensation for each person who served as the Company’s principal executive officer, principal financial officer and the next three most highly compensated executive officers who were serving as executive officers at December 31, 2007. Each of these executive officers are referred to in this Proxy Statement individually as “Executive Officer” or collectively as “Executive Officers” or the “Named Executive Officers.”

     Our Named Executive Officers are:

     Victor P. Patrick, Vice Chairman, Chief Financial Officer and General Counsel

     Joseph J. Troy, Executive Vice President of Structured Finance, JWH Holding Company, LLC, who served as the Company’s Executive Vice President and Chief Financial Officer from August 15, 2006 through February 13, 2008

     George R. Richmond, Chief Executive Officer of Jim Walter Resources, Inc.

     Mark J. O’Brien, Chairman and Chief Executive Officer of JWH Holding Company, LLC

     Charles E. Cauthen, Jr., Chief Financial Officer of JWH Holding Company, LLC and President of Walter Mortgage Company

Oversight of Compensation Program

     The Compensation and Human Resources Committee of the Board (the “Committee”) consists entirely of independent directors and is responsible for establishing and reviewing the overall compensation philosophy of the Company. The Committee establishes new executive compensation plans, including incentive-compensation plans and equity-based plans, and oversees management’s administration of those plans. The Committee is also responsible for reviewing and approving annually all compensation decisions affecting the key officers of the Company, including our Named Executive Officers.

     The Committee recognizes the importance of the development and administration of the Company’s compensation and benefit programs and performs the following functions in carrying out its responsibilities:

  Reviews annually the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose.

  Takes steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and Company performance.

  Reviews and approves corporate goals and objectives relevant to Executive Officer compensation, including annual performance objectives.

  Evaluates the performance of the Executive Officers in light of their goals and objectives and, based on this evaluation and a review of detailed compensation tally sheets, approves the annual salary, annual incentive compensation, equity incentives and other benefits of the Executive Officers.

  Establishes and periodically reviews policies relating to Executive Officer perquisites.

  Reviews and recommends to the full Board of Directors compensation of Directors.

     The responsibilities of the Committee are as stated in its charter, which is available on the corporate governance page of the Company’s website at www.walterind.com. The Committee reviews the charter annually and will recommend to the Board any improvements to the Charter it considers necessary or valuable. The membership of the Committee is determined by the Board.

Executive Compensation Philosophy

     The purpose of the Company’s executive compensation program is to attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole. The Committee believes that the compensation paid to executives should be structured to align the interests of stockholders and the interests of management, while appropriately meeting the needs of the Company in operating its businesses. To align these interests, the compensation programs are structured to motivate and reward Executive Officers who achieve short-term and long-term financial and strategic goals of the Company that impact stockholder value. In accordance with this philosophy, the Committee believes that the executive compensation package should consist of cash and equity based compensation, including the following:

  Base salary;

  Annual cash incentive compensation;

  Long-term equity-based compensation;

  Retirement plans; and

  Perquisites and other personal benefits.

Determining Executive Compensation

     The Committee met 8 times in 2007 to discuss certain executive compensation matters of the Executive Officers and outside directors. The Committee engages Hewitt Associates (“Hewitt”) as an outside consultant to advise the Committee on executive compensation, perquisites and benefits matters. Hewitt also provided benefit outsourcing and actuarial services to the Company in 2007. During 2007, Hewitt attended two meetings of the Committee.

     The Committee makes all compensation decisions regarding the Company’s key officers, including the Named Executive Officers. Hewitt assists the Committee by providing external market data on compensation practices and programs of peer group companies. In 2007, with the assistance of Hewitt, the Committee selected a peer group of 121 U.S. general industry companies with revenues between $500 million and $3 billion, having median revenues of $1.47 billion. Due to the diverse nature of the operating segments of the Company, the Committee believes that the general industry companies yield a survey group of companies with comparable compensation criteria. The Committee did not include any retail, utility and financial companies in its peer group of companies since compensation within these industries is typically driven by different factors. Our list of peer companies can be found in Appendix A to this Proxy Statement.

     In addition to evaluating executive compensation against comparator groups, the Committee also reviews and evaluates the Company’s executive pay structure with Hewitt to confirm the validity of the executive base salary ranges and annual incentive compensation and the design and determination of individual equity grant levels for key officers, including the Named Executive Officers. Compensation tally sheets for each component element of the Executive Officer’s compensation are prepared for and reviewed by the Committee on an annual basis, as well as at the time of promotion or other change in responsibilities and in connection with special awards. The tally sheets affix dollar amounts to all components of the Executive Officer’s compensation, including salary, incentive pay, deferred compensation, outstanding equity awards, other benefits and potential change in control severance payments. The Committee reviews the tally sheets of the Executive Officers against the survey data provided by Hewitt and may consider internal and external adjustment factors such as time in position and experience, individual performance, business impact, affordability, future potential, retention and attraction concerns when determining compensation.

     In addition to tally sheet and external market data considerations, the Committee meets with the Executive Officers at various times during the year, which allows the Committee to perform its own assessment of the performance of each Executive Officer. The Committee considers the evaluation by the Company’s principal executive officer, of the Executive Officers and other key employees. The Committee also considers the recommendations of the Executive Officers regarding total compensation for those key employees reporting directly to them. The Committee is assisted in the administration of its decisions by the Company’s principal Human Resources executive officer.

Compensation Recovery Policy

     It is the Board’s policy that the Committee has the authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to Executive Officers where the payment was predicated upon the achievement of certain financial results. In the event that those financial results are subject to restatement, the Committee will evaluate the nature and impact of the restatement and make appropriate retroactive adjustments.

Stock Ownership Policy

     The Committee believes that Executive Officers should have a meaningful equity interest in the Company. Generally, the Executive Officer’s employment agreement with the Company sets forth the amount of Company Common Stock the Executive Officer is required to purchase directly in the open market. Of the Named Executive Officers, Messrs. Patrick, Troy, Richmond and Cauthen have satisfied their individual requirements stated in their employment agreements with the Company. Mr. O’Brien’s association with the Company was initially as an outside director and therefore his employment agreement does not contain this requirement.

     More information regarding the beneficial stock ownership of the Named Executive Officers can be found in the Ownership of Directors and Executive Officers table on page 30.

COMPENSATION ELEMENTS

Base Salary

     The Company has, for many years, maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. The Committee generally aims to set the midpoint of each element of Executive Officer compensation within a salary grade, as well as overall compensation for each salary grade, at approximately the 50th percentile relative to our peer group of companies. The Committee reviews and approves the base salary of each Executive Officer on an annual basis, as well as at the time of promotion or other change in responsibilities. In determining salary adjustments, the Committee considers the responsibilities associated with the position, individual contribution and performance, position within the salary range, retention, experience, Company performance and the level of pay compared to the general industry peer group companies.

     Salaries paid to Named Executive Officers in 2007 are reflected in the “Salary” column of the Summary Compensation Table on page 15.

Annual Cash Incentive Compensation

     Annual incentive compensation provides Executive Officers and other key employees with the opportunity to earn cash based on the achievement of specific pre-established measurable financial and individual objectives that provide a meaningful contribution to the Company’s performance. The Committee believes that annual cash incentives motivate and provide focus on the achievement of short-term financial, strategic and individual performance goals, which ultimately lead to long-term operating results. In 2007, annual incentive compensation was awarded to our Executive Officers and other key employees under the Company’s Executive Incentive Plan (the “Executive Incentive Plan”), which was approved by our stockholders in 2006.

     Financial and individual goals are established and approved by the Committee in the first quarter of the calendar year. Annual incentive opportunities are targeted at approximately the 50th percentile relative to our peer group of companies. The maximum annual cash incentive that may be awarded to all of our Executive Officers is 3% of the Company’s operating income for the related fiscal year. The Committee has discretion under the Executive Incentive Plan to decrease the size of the award pool, and to modify any award target for any Executive Officer, or make no award.

Corporate and Natural Resources and Sloss Businesses
     In 2007, annual incentive opportunities for key employees of the Company’s corporate offices, Natural Resources and Sloss businesses, including Named Executive Officers Patrick, Troy and Richmond were established as a percentage of base salary, with 80% of the potential incentive opportunity determined by financial goals and 20% of the potential incentive opportunity determined by specific individual goals. Minimum financial earnings per share threshold of $ 0.97 had to be achieved for the portion attributable to the participant’s individual goals to be awarded. Payouts under the plan range from a minimum of 0% to 200% of the target incentive award.

     With respect to financial goals, the potential incentive opportunities for corporate executive officers and key employees, including Named Executive Officers Patrick and Troy were based on 50% consolidated earnings before taxes and 50% on consolidated return on net assets. Financial goals for executive officers and key employees of the Natural Resources and Sloss businesses, including Named Executive Officer Richmond, were based on 18.75% consolidated earnings before taxes, 31.25% on subsidiary operating income, 37.5% on subsidiary return on net assets and 12.5% on safety.

     With regard to individual goals, the total weight of the incentive opportunity is 20% of the incentive target, with performance ranging from a minimum of 0% to a maximum of 200% of the target incentive. The program is designed to focus on goals that are measurable and quantifiable. For individual goals that are not quantifiable, results are reviewed subjectively and the percentage of performance achieved is determined by the employee’s direct supervisor. Executive Officer performance is reviewed by the Compensation Committee, with input by our Vice Chairman as may be requested by the Committee. Under the Executive Incentive Plan, the Compensation Committee may use its discretion to consider matters such as individual contribution and performance, strategic plans and market conditions.

Financing and Homebuilding Business
     Annual incentive opportunities for key employees of our Financing and Homebuilding business, including Executive Officers O’Brien and Cauthen, were established in 2007 under an economic profit based plan. To arrive at economic profit, a cost of capital charge is deducted from operating income. To obtain a payout under the plan operating income has to exceed the cost of capital charge. In 2007, cost of capital was 15% of invested capital. Invested capital included inventory, property, the net economic investment in notes and loans, cash and unrestricted short-term investments, less current and long-term liabilities. Target incentives were established as a percentage of base salary, with the plan design such that whenever economic profit exceeds the target bonus, bonus is paid at an increasing percentage of base salary. The award pool under this plan is earned by executive officers and key employees at 20% of such excess economic profits for homebuilding, 10% of such excess economic profits for financing and 5% of such excess economic profits of the holding company. Any economic profit earned after target bonuses by the homebuilding or financing group individually is shared at a level of 20% with the other group.

     Individual goals are a required part of the incentive opportunity and no payout is awarded if the executive officer or key employee is rated unsatisfactory on performance reviews or fails to achieve greater than the minimum performance for these individual goals. The program is designed to focus on goals that are measurable and quantifiable. For individual goals that are not quantifiable, results are reviewed subjectively and the percentage of performance achieved is determined by the employee’s direct supervisor. Executive Officer performance is reviewed by the Compensation Committee, with input by our Vice Chairman as may be requested by the Committee. Under the plan the Compensation Committee has the discretion to consider matters such as individual contribution and performance, strategic plans and market conditions.

     In February 2008, the Committee reviewed actual results for 2007 with respect to achievement of financial performance and individual goals. The Company’s corporate offices achieved financial performance results of 85%, or 107% of their financial targets. The Natural Resources and Sloss businesses achieved financial performance results of 122% and 128%, respectively. Theses results were 174% and 184% of their financial targets, respectively. The Financing and Homebuilding business reported a net operating income of $44 million which exceeded the cost of capital charge and target bonus amount for fiscal 2007. The Committee considered the assessment of each of the Named Executive Officer’s contributions to the achievement of individual goals as they related to the strategic initiatives of the Company, including contributions to the achievement of the Company’s financial goals, the achievement of certain production, expansion and safety initiatives by the Natural Resources and Sloss businesses, the separation strategy of the Financing and Homebuilding business and operational improvements in the Financing and Homebuilding businesses in a difficult industry environment.

     As a result of these considerations, the Committee approved the following 2007 payout amounts for the Named Executive Officers under the Executive Incentive Plan:

	Target Payout as	Payout Range as	Target Award	Maximum Award	Actual Award
Name	a % of Salary	a % of Target	($)	($)	($)
Victor P. Patrick	65	0-200	249,158	498,316	263,983
Joseph J. Troy	60	0-200	211,344	422,688	224,553
George R. Richmond	65	0-200	278,409	556,817	322,727
Mark J. O’Brien	100	[1]	155,400	[1]	304,855
Charles E. Cauthen, Jr.	60	[1]	195,000	[1]	285,114
____________________

1     Under the economic profit based plan established by the Financing and Homebuilding business, payouts for the Named Executive Officers range from a minimum of 0% of target incentive to a maximum of 50% of the award pool under the Executive Incentive Plan.

2008 Annual Incentive Plan changes for Corporate and Natural Resources and Sloss Businesses
     For 2008 the Committee modified the structure of the annual incentive compensation opportunities for corporate key employees to provide for 80% of the potential incentive opportunity determined by financial goals and 20% of the potential incentive opportunity determined by specific individual goals. With respect to financial goals, the potential incentive opportunities for corporate key employees will be based 50% on consolidated net income and 50% on consolidated return on net assets. The Committee also modified the structure of the annual incentive compensation opportunities for subsidiary key employees of the Natural Resources and Sloss businesses to provide for 85% of the potential incentive opportunity determined by financial goals, with 35.30% subsidiary earnings before taxes, 17.65% subsidiary return on net assets, 29.40% on production and 17.65% on safety, and 15% of the potential incentive opportunity to be determined by specific individual goals.

Long-Term Equity-Based Compensation

     Long-term equity-based incentive compensation is awarded under the Company’s 2002 Long-Term Incentive Award Plan which was approved by stockholders on April 25, 2002 (the “2002 Stock Plan”). The 2002 Stock Plan provides an opportunity for Executive Officers and certain key employees to increase their stake in the Company through grants and issuance of incentive and non-qualified stock options, restricted stock units, stock appreciation rights and other stock awards. The 2002 Stock Plan is the successor to the Long-Term Incentive Stock Plan approved by stockholders in 1995, which expired in 2005. The purpose of the 2002 Stock Plan is to provide equity as a component of executive compensation to assure external competitiveness of total compensation, to motivate Executive Officers and key employees to focus on long-term Company performance and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive leaves the employ of the Company before the award vests.

     Under the 2002 Stock Plan, grants of awards are made by the Committee based on recommendations of the Executive Officers with respect to those executives and key employees reporting directly to them, and the advice of the Committee’s outside consultant, Hewitt. In determining grants of awards to the Executive Officers, the Committee considers the respective responsibilities of each Executive Officer, external stock-based compensation survey data provided by Hewitt, peer group comparisons and the strategic and operational goals and performance of each Executive Officer. The Committee considers the evaluation by the Company’s principal executive officer of the Executive Officers and other key employees. Awards to the Executive Officers are determined separately by the Committee and are based upon, among other things, the Committee’s appraisal of the contributions by those officers to the Company’s long-term performance. The Committee bases the annual equity award on a target projected cash value of the award, using a modified Black-Scholes formula provided by Hewitt.

     The Committee reviews and approves equity-based compensation for each Executive Officer on an annual basis, as well as at the time of promotion or other change in responsibilities and in connection with special awards. The Company does not coordinate the timing of equity grants with the release of material non-public information. The Company’s annual long-term equity awards are granted at a fixed time each year, at the time of the first regular meeting of the Committee in the year. In 2007, this meeting was held on January 31, 2007. Based on external market data, the Committee targeted a long-term incentive value mix of 1/3 non-qualified stock options and 2/3 restricted stock units. The cash value of the award was determined by targeting a value within the median of the survey data provided by Hewitt to the Committee.

Non-Qualified Stock Options

     Executive Officers are awarded non-qualified stock options with an exercise price at the then market value of the Common Stock based on the average of the high and low prices for our stock as traded on the New York Stock Exchange on the date of the grant. The stock options granted in 2007 have a ten-year term and vest ratably on the first, second and third anniversary of the option grant. At the end of the option term, the right to purchase any unexercised options expires and the options are forfeited. Subject to exceptions at the discretion of the Committee, unvested options are forfeited by the executive in the case of death, disability, retirement, voluntary or involuntary termination of employment with the Company, except in those instances where the Executive Officer’s employment agreement provides otherwise. Under a change in control of the Company, stock options automatically vest and become exercisable under the terms outlined in the stock option award agreement.

Restricted Stock Units

     In order to maximize the retention and motivational elements of the restricted stock units awarded to the Executive Officers on January 31, 2007, the Committee provided that vesting would occur after three years, on January 31, 2010. The number of restricted stock units awarded to each Executive Officer was determined by the then market value of the Common Stock based on the average of the high and low prices of our stock as traded on the New York Stock Exchange on the date of the award. All unvested restricted stock units are forfeited in the case of death, disability, retirement, voluntary or involuntary termination of employment with the Company. Under a change in control of the Company, all shares of restricted stock units immediately vest.

     Information related to the stock options and restricted stock units awarded to the Named Executive Officers in 2007 are reflected in the Grants of Plan-Based Awards table on page 17.

Retirement Plans

Defined Benefit Plan

     The Pension Plan for Salaried Employees of Walter Industries, Inc., its Subsidiaries, Divisions and Affiliates (the “Walter Pension Plan”) is a tax-qualified defined benefit pension plan for salaried employees of participating subsidiaries of the Company. Benefits are based upon years of service with the subsidiary and the highest average annual compensation, including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for Federal income tax purposes, for the five consecutive years of earnings within the final ten years of employment by the participant. The plan is integrated with social security. Normal retirement under the Walter Pension Plan is age 65, provided the participant has at least 5 years of service. Early retirement benefits are available under the Walter Pension Plan at age 50 provided the participant has at least 10 years of service. Enhanced early retirement benefit payments are available under the Pension Plan upon the completion of 80 points, a combination of age and years of service.

     Executive Officers whose contributions under the Walter Pension Plan have been limited by the statutory provisions of the Internal Revenue Code participate in the Supplemental Pension Plan for Salaried Employees of Walter Industries, Inc., its Subsidiaries, Divisions and Affiliates (the “Walter Supplemental Pension Plan”). The Walter Supplemental Pension Plan allows us to provide the same benefit value to impacted employees as other participating employees. The Walter Supplemental Pension Plan is an unfunded plan. The Company pays the present value of such benefits as soon as practical following termination of employment and in a manner designed to avoid the imposition of an excise tax under Internal Revenue Service Code Section 409A.

     Mr. Richmond is the only Named Executive Officer who participates in the Company’s defined benefit pension plan. Information related to Mr. Richmond’s participation in the Walter Pension Plan and Walter Supplemental Pension Plan is reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 15 and the Pension Benefits Table on page 20.

Retirement Savings Plan

     The Retirement Savings Plan (“Savings Plan”) is a tax-qualified 401(k) plan with a profit sharing feature. The Savings Plan provides retirement benefits for non-union employees of the Company and participating subsidiaries who do not participate in the Walter Pension Plan. Participating employees can contribute a portion of his or her salary on a pre-tax basis up to a maximum amount as set by the Internal Revenue Service. For 2007 the maximum pre-tax contribution by an employee into the Savings Plan was $15,500, except for certain catch-up contributions permitted to participants who are age 50 or older. The Company matches dollar for dollar the first 4% of the employees’ pay contributed on a pre-tax basis. The Company also makes a discretionary contribution at the end of each calendar year. The discretionary contribution is a percentage of base pay. In 2007, consistent with prior years, the Company made a 6% discretionary contribution to participant’s accounts. Vesting of the discretionary portion of the Savings Plan occurs ratably over the employee’s initial 5 years of service. Vested amounts contributed by the Company in the Savings Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability and retirement.

     Executive Officers whose contribution under the Savings Plan has been limited by the statutory provisions of the Internal Revenue Code participate in the Supplemental Retirement Savings Plan (“Supplemental Savings Plan”). The Supplemental Savings Plan allows us to provide the same contribution, on a percentage basis, to impacted employees as other participating employees. At the time the employee commences participation in the Supplemental Savings Plan the employee may elect to receive payments upon termination of employment, death, disability and retirement in a lump sum or in equal installments. If the participating employee fails to make an election, accrued amounts are payable, at the discretion of the Company, in either a lump sum or equal installments.

     Our Named Executive Officers Patrick, Troy, O’Brien and Cauthen participate in the Retirement Savings Plan and the Supplemental Savings Plan.

     The Company’s contributions to the retirement plans for participating Named Executive Officers for 2007 can be found in the “All Other Compensation” column and footnote 5 of the Summary Compensation Table on page 15. Supplemental Savings Plan information is reflected in the Nonqualified Deferred Compensation Table on page 20.

401(k) Plan

     For those subsidiaries that participate in the Walter Pension Plan and do not participate in the Retirement Savings Plan, there is a tax-qualified 401(k) plan (the “401(k) Plan”) in which participating employees can contribute a portion of his or her salary on a pre-tax basis up to a maximum amount as set by the Internal Revenue Service. In 2007, the maximum pre-tax contribution by an employee into the 401(k) Plan was $15,500, except for certain catch-up contributions permitted to participants who are age 50 or older. Participating subsidiary employers are not required to offer a matching component to participant’s in the 401(k) Plan. Effective January 1, 2008, the participating employers elected to add a matching component to the plan of $0.50 per $1.00 up to the first 6% of pay contributed to the plan by the employee on a pre-tax basis. Matching contributions by the subsidiary employer vest ratably over the employee’s initial 5 years of service. Amounts contributed by the subsidiary employer in the 401(k) Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability and retirement.

     Mr. Richmond is the only Named Executive Officer who participates in the 401(k) Plan. In fiscal 2007, the Company made no matching contribution to Mr. Richmond under the 401(k) Plan.

Deferred Compensation

     Walter Industries Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) provides Executive Officers and certain key employees who contribute substantially to the success of the Company the opportunity to defer the receipt of certain compensation. A participant may defer up to 100% of base salary and 100% of amounts earned under the annual cash incentive plan. The principal benefit to Executive Officers who participate in the Deferred Compensation Plan is that taxes are deferred until the amounts are withdrawn so that savings accumulate on a pre-tax basis. At the time the employee commences participation in the Deferred Compensation Plan the employee may elect to receive payments upon termination of employment, death, disability and retirement in a lump sum or in equal installments. If the participating employee fails to make an election, deferred amounts are payable, at the discretion of the Company, in either a lump sum or equal installments.

     In fiscal 2007, none of our Named Executive Officers participated in the Deferred Compensation Plan.

Perquisites and Other Personal Benefits

     The Company provides certain perquisites to the Named Executive Officers which it believes are reasonable and consistent with its overall compensation program. The Committee periodically reviews the level of perquisites provided to the Named Executive Officers. In 2007, the perquisites provided to the Named Executive Officers are as set forth in the “All Other Compensation” column and footnote 5 of the Summary Compensation Table on page 15. The largest components of this category are Company contributions to Retirement Savings Plans and automobile allowances ranging from $18,000 to $24,000 per year.

Health and Welfare Benefits

     The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the Named Executive Officers. Every employee is provided life insurance and accidental death coverage up to one times his or her base salary at no charge to the employee. Coverage up to four times base salary may be obtained by the employee for an additional charge. The Company provides long-term disability coverage up to $10,000 per month.

Paid Time Benefits

     The Company provides vacation and other paid holidays to all employees, including the Named Executive Officers, comparable to other large companies.

Employee Stock Purchase Plan

     The Company’s Amended and Restated Employee Stock Purchase Plan (“ESPP”) is a non-qualified stock purchase plan which enables all employees of the Company, and its participating subsidiaries, the ability to purchase Company Common Stock through regular payroll deductions. Deductions can be made in even dollar amounts or as a percentage of base salary. Participation requires a minimum monthly deduction of $10.00 and cannot exceed 10% of monthly base salary. The Company contributes an additional amount equal to 15% of the employee’s payroll contribution. Upon completion of 5 years of participation in the program, the Company match to the employee contribution automatically increases to 20%.

     The Named Executive Officers participating in ESPP include Messrs. Patrick, Troy, Richmond and Cauthen.

Income Tax Consequences of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), limits the tax deductibility of compensation paid to the principal executive officer and the next four highest paid Executive Officers to $1 million in any year. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. Performance-based compensation such as annual cash incentive compensation and stock-option awards meet these requirements, and as such are deductible by the Company when they are paid to the Executive Officer. It is the intent of the Committee to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) of the Code so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation.

     In 2006, the Committee adopted and the shareholders approved the Walter Industries, Inc. Executive Incentive Plan (the “Executive Incentive Plan”). Under the terms of the Executive Incentive Plan, the maximum annual cash incentive that may be awarded to all executive officers participating in the Executive Incentive Plan is 3% of the Company’s operating income. The maximum cash payment that may be made to any single executive officer under the Executive Incentive Plan may not exceed 50% of the award pool. The Committee is responsible for determining those executive officers who may participate in the Executive Incentive Plan and the nature and amount of each award. The Committee has discretion under the Executive Incentive Plan to decrease the size of the award pool, and to modify any award target for any executive officer, or make no award. In 2007, approximately eight executive officers were eligible to participate in the Executive Incentive Plan. The Committee paid $1,401,232 performance-based awards to our Named Executive Officers in 2007 which was below the aggregate award pool maximum of $5,520,000 permitted under the Executive Incentive Plan.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by the Named Executive Officers for the year ended December 31, 2007.

Summary Compensation Table

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position[1]	Year	($)	($)	($)[2]	($)[2]	($)[3]	($)[4]	($)[5]	($)
Victor P. Patrick	2007	381,000	0	509,320	561,626	263,983	0	51,282	1,767,211
Vice Chairman,	2006	322,516	0	450,052	344,434	382,326	0	42,945	1,542,273
Chief Financial Officer
and General Counsel
Joseph J. Troy	2007	350,200	0	542,210	484,249	224,553	0	44,302	1,645,514
Executive Vice President of	2006	314,641	0	495,340	335,168	340,043	0	40,678	1,525,870
Structured Finance of JWH
Holding Company, LLC, a
subsidiary of the Company;
former Chief Financial
Officer
George R. Richmond	2007	425,840	0	516,862	1,956,664	322,727	124,000	24,000	3,370,093
Chief Executive Officer	2006	395,573	0	301,362	2,734,568	200,965	633,958	23,000	4,289,426
of Jim Walter Resources,
Inc., a subsidiary of the
Company
Mark J. O’Brien	2007	154,500	0	68,713	1,562,651	304,855	0	31,877	2,122,596
Chairman and Chief	2006	124,432	0	0	2,314,734	186,250	0	72,115	2,697,531
Executive Officer of JWH
Holding Company, LLC, a
subsidiary of the Company
Charles E. Cauthen, Jr.	2007	325,000	0	162,181	847,953	285,114	0	41,407	1,661,655
Chief Financial Officer of	2006	298,700	0	135,080	543,954	242,680	0	40,678	1,261,092
JWH Holding Company,
LLC, and President of
Walter Mortgage Company,
subsidiaries of the
Company
____________________

1     The Named Executive Officers include each person who was the principal executive officer or principal financial officer during 2007, and the three other most highly compensated executive officers who were serving as executive officers at December 31, 2007.

Our principal executive officer is Victor P. Patrick, Vice Chairman, Chief Financial Officer and General Counsel. Mr. Patrick assumed the additional role of Chief Financial Officer on February 13, 2008.

Our principal financial officer in 2007 was Joseph J. Troy, Executive Vice President of Structured Finance, JWH Holding Company, LLC, who served as the Company’s Executive Vice President and Chief Financial Officer from August 15, 2006 through February 13, 2008.

The three next most highly compensated officers in 2007 are Messrs. George R. Richmond, Mark J. O’Brien, and Charles E. Cauthen.

2     The value of stock and option awards in these columns represent the accounting charge for equity compensation expense recognized by the Company in 2007 for restricted stock units and stock options granted in 2007 and previous years as required by Statement of Financial Accounting Standards No. 123(R). For a discussion of relevant assumptions used in calculating grant date fair value and current year expense pursuant to FAS 123(R), see Note 4 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The option award expenses incurred in 2007 for Messrs. O’Brien and Cauthen include approximately $1.5 million and $0.8 million, respectively, for the award of an option to acquire an LLC interest in the Company’s subsidiary, JWH Holding Company, LLC, as provided for under the terms of their individual employment agreements.

3     These amounts reflect cash incentive awards earned by Named Executive Officers in 2007 for the achievement of specific pre-established measurable financial and individual objectives under the Company’s Executive Incentive Plan. The awards are based on pre-established, performance-based targets the outcome of which is uncertain at the time the targets are established and therefore are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus”. For a description of the Company’s Executive Incentive Plan see also the discussion of “Annual Cash Incentive Compensation” on page 9.

4     Mr. Richmond is the only Named Executive Officer who participates in the Walter Pension Plan and the Walter Supplemental Pension Plan. The amount shown in this column reflects the aggregate change in the actuarial present value of the accumulated benefit for his account under the Walter Pension Plan and the Walter Supplemental Pension Plan from December 31, 2006 to December 31, 2007.

Earnings on deferred compensation are not reflected in this column because the return on earnings is calculated in the same manner and at the same rate as earnings on externally managed investments of employees participating in the tax-qualified Retirement Savings Plan-see Retirement Savings Plan discussion on page 13.

5     All other compensation includes: Company Contributions to Retirement Savings Plans and Personal Benefits.

Company Contributions to Retirement Savings Plans
The Company contributed $23,407 into each of the Retirement Savings accounts of Messrs. Patrick, Troy and Cauthen, and $7,877 into Mr. O’Brien’s Retirement Savings account.

Personal Benefits
Personal Benefits for Mr. Patrick total $27,875, of which $24,000 is for an automobile allowance and $3,875 for an annual physical.

Personal benefits for Mr. Troy total $20,895, of which $18,000 is for an automobile allowance and $2,895 for an annual physical.

Personal benefits for Mr. Richmond total $24,000 for an automobile allowance.

Personal benefits for Mr. O’Brien total $24,000 for an automobile allowance.

Personal benefits for Mr. Cauthen total $18,000 for an automobile allowance.

GRANTS OF PLAN-BASED AWARDS

     The following table discloses the potential payouts under the Company’s Executive Incentive Plan and the non-qualified stock options and restricted stock units awarded to the Named Executive Officers for the year ended December 31, 2007.

2007 Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option			Grant
								Awards:	Awards:	Exercise		Date Fair
		Estimated Possible Payouts			Estimated Possible Payouts			Number	Number of	or Base		Value of
		Under Non-Equity Incentive			Under Equity Incentive Plan			of Shares	Securities	Price of	Closing	Stock and
		Plan Awards[1]			Awards			of Stock	Underlying	Option	Market	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Price	Awards
Name	Date[2]	($)	($)	($)	(#)	(#)	(#)	(#)3 6	(#)4 6	($/Sh)5 6	($/Sh)	($/Sh)[7]
Victor P. Patrick		0	249,158	498,316
	1/31/2007							15,224				28.12
	1/31/2007								15,523	28.12	28.18	9.37
Joseph J. Troy		0	211,344	422,688
	1/31/2007							14,423				28.12
	1/31/2007								14,706	28.12	28.18	9.37
George R. Richmond		0	278,409	556,817
	1/31/2007							19,231				28.12
	1/31/2007								19,608	28.12	28.18	9.37
Mark J. O’Brien		0	155,400	[8]
	1/31/2007							8,013				28.12
	1/31/2007								8,170	28.12	28.18	9.37
Charles E. Cauthen, Jr.		0	195,000	[8]
	1/31/2007							4,808				28.12
	1/31/2007								4,902	28.12	28.18	9.37
____________________

1     Reflects cash incentive opportunities under the Executive Incentive Plan for 2007. Amounts actually earned by the Named Executive Officers under the Executive Incentive Plan in 2007 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

2     January 31, 2007 was the grant date for annual equity awards.

3     Reflects time vested stock awards in the form of restricted stock units payable in our Common Stock. Restricted stock units granted on January 31, 2007 vest in three years on January 31, 2010.

4     Reflects time vested non-qualified stock options to acquire our Common Stock. The stock options vest ratably on the first, second and third anniversary of the option grant date and expire in ten years.

5     The exercise price is determined based on the average of the high and low prices of our Common Stock as traded on the New York Stock Exchange on the Grant Date.

6     The number of shares underlying options awarded and the related exercise prices and the number of restricted stock units awarded shown in the table are the amounts on the applicable Grant Date.

7     The per share values shown in the table are the fair values on the applicable Grant Date calculated for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of the relevant assumptions in calculating grant date fair value pursuant to FAS 123(R), see Note 4 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

8     Under the economic profit based plan established by the Financing and Homebuilding business, payouts for the Named Executive Officers range from a minimum of 0% of target incentive to a maximum of 50% of the award pool under the Executive Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The table discloses outstanding exercisable and unexercisable stock options and unvested restricted stock units outstanding as of December 31, 2007 for the Named Executive Officers.

2007 Outstanding Equity Awards at Fiscal Year-end

	Option Awards							Stock Awards
											Equity
											Incentive
											Plan Awards:
										Equity Incentive	Market or
			Equity Incentive						Market	Plan Awards:	Payout Value
	Number of	Number of	Plan Awards:					Number	Value of	Number of	of Unearned
	Securities	Securities	Number of					of Shares	Shares or	Unearned	Shares, Units,
	Underlying	Underlying	Securities					or Units of	Units of	Shares, Units,	or Other
	Unexercised	Unexercised	Underlying	Option				Stock That	Stock That	or Other Rights	Rights That
	Options	Options	Unexercised	Exercise		Option		Have Not	Have Not	That Have Not	Have Not
	Exercisable	Unexercisable	Unearned Options	Price		Expiration		Vested	Vested	Vested	Vested
Name	(#)[1]	(#)[1]	(#)	($)[1]		Date[2]		(#)1 3	($)[4]	(#)	($)
Victor P. Patrick	5,957	2,979	0	19.93		2/25/2015
	1,775	3,550	0	34.29		2/22/2016
	32,377	64,753	0	25.27		8/04/2016
	0	15,523	0	28.12		1/31/2017
								33,411	1,200,457
Joseph J. Troy	19,426	0	0	3.84		11/2/2010
	15,000	0	0	6.10		2/19/2014
	8,547	4,274	0	19.93		2/25/2015
	2,546	5,092	0	34.29		2/22/2016
	25,902	51,802	0	25.27		8/04/2016
	0	14,706	0	28.12		1/31/2017
								37,247	1,338,285
George R. Richmond	4,218	6,864	0	19.93		2/25/2015
	129,507	259,013	0	32.73		3/14/2016
	0	19,608	0	28.12		1/31/2017
								55,850	2,006,691
Mark J. O’Brien	5,180	2,590	0	23.64		6/23/2015
	2,590	5,180	0	34.19		4/28/2016
	0	[5]	0		[5]	3/2/2016	[5]
	0	8,170	0	28.12		1/31/2017
								8,013	287,907
Charles E. Cauthen, Jr.	5,827	0	0	6.10		2/19/2014
	5,957	2,979	0	19.93		2/25/2015
	1,775	3,550	0	34.29		2/22/2016
	0	[5]	0		[5]	11/2/2016	[5]
	0	4,902	0	28.12		1/31/2017
								18,842	676,993
____________________

1     The number of shares underlying options awarded and the related exercise prices and the number of restricted stock units shown in the table are the amounts on the applicable grant date. In connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006 and under the anti-dilution provisions of the Company’s 2002 Stock Plan, all options and restricted stock units awarded prior to the spin-off were modified on December 15, 2006 to preserve the intrinsic value of the awards. The number of shares of the modified awards was determined by multiplying the number of shares underlying the original equity awards by 1.9426 and in the case of stock options by dividing the stock option exercise price by the same adjustment ratio. This adjustment ratio was obtained by dividing the closing price of the Company’s Common Stock in the “regular way” market on December 14, 2006 ($49.05) by the “ex-dividend” opening price of the Company’s Common Stock on the New York Stock Exchange on December 15, 2006 ($25.25).

2     The stock option grants expire in ten years and vest ratably on the first, second and third anniversary of the option grant date with the exception of the stock option granted to Mr. Troy with an Option Expiration Date of 11/2/2010, which vested ratably on the first, second, third, fourth and fifth anniversary of the option grant date.

3     Reflects time vested stock awards in the form of restricted stock units payable in our Common Stock. The restricted stock units vest in seven years, subject to accelerated annual vesting of 25% of the units granted in the event that price appreciation of the Company’s stock from the date of grant exceeds 10% compounded annually for a period of sixty consecutive calendar days; with the exception of the award of 18,455 restricted stock units granted to Mr. Richmond on March 14, 2006, which vest on February 28, 2009, and the restricted stock units awarded on January 31, 2007, which vest on January 31, 2010.

4     Assumes a market value of $35.93 per share (the closing market price of the Company’s stock on December 31, 2007).

5     In 2006, under the terms of their employment agreements, the Board of Directors granted Messrs. O’Brien and Cauthen a special option award to acquire LLC interests in the Company’s Financing and Homebuilding subsidiary, JWH Holding Company, LLC (“JWH Holding”). Mr. O’Brien was granted an option to acquire 7.5% of the equity of JWH Holding and Mr. Cauthen was granted an option to acquire 2.5% of the equity of JWH Holding. The exercise price of these options was fair value at the date of grant as determined by independent third parties. These options vest over a three-year period and expire in ten years. None of the options were forfeited or exercised as of December 31, 2007. For a discussion of valuation assumptions, see Note 4 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth the actual value received by the Named Executive Officers upon the exercise of stock options and vesting of restricted stock units in 2007.

2007 Option Exercises and Stock Vested

	NQSO Option Awards		RSU Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized On	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)[1]	(#)	($)[2]
Victor P. Patrick	11,364	336,950	26,177	631,438
Joseph J. Troy	14,935	443,093	27,327	660,256
George R. Richmond	20,000	461,950	13,015	322,188
Mark J. O’Brien	0	0	0	0
Charles E. Cauthen, Jr.	0	0	6,604	163,411
____________________

1     Amount represents the difference in the aggregate exercise price and the aggregate market value of the shares acquired at time of exercise.

2     Based on the average of the high and low prices of our Common Stock as traded on the New York Stock Exchange on the vesting date.

PENSION BENEFITS

     The following table discloses the years of credited service, present value of accumulated benefits and payments made to Named Executive Officers participating in a pension plan for the year ended December 31, 2007.

2007 Pension Benefits

		Number	Present
		of Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)[1]	($)
Victor P. Patrick	—	—	—	—
Joseph J. Troy	—	—	—	—
George R. Richmond	Walter Pension Plan	29	940,000	0
	Walter Supplemental Pension Plan	29	1,876,000	0
Mark J. O’Brien	—	—	—	—
Charles E. Cauthen, Jr.	—	—	—	—
____________________

1     Mr. Richmond is the only Named Executive Officer who participates in a defined benefit pension plan. Pursuant to the terms of Mr. Richmond’s employment agreement, the Company has agreed to establish a rabbi trust for purposes of providing this benefit. Calculation of the present value of Mr. Richmond’s benefits in the Walter Pension Plan and the Walter Supplemental Pension Plan reflects the same assumptions described under the heading “Critical Accounting Policies and Estimates—Employee Benefits” in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and in Footnote 13 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The present value of accumulated benefits is the present value of the total amount credited as of December 31, 2007 under the Walter Pension Plan and the Walter Supplemental Pension Plan. Present value of the monthly installments under the Walter Supplemental Pension Plan is paid out in a single lump sum following retirement.

The present value of accumulated benefit reflects the present value of pension benefits payable at the earliest time Mr. Richmond may retire without significant benefit reduction.

NONQUALIFIED DEFERRED COMPENSATION

     The following table discloses contributions, earnings and balances of the Supplemental Savings Plan and the Deferred Compensation Plan for the participating Named Executive officers for the year ended December 31, 2007.

2007 Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)[1]	($)[2]	($)	($)[3]
Victor P. Patrick	0	10,567	1,905	0	36,333
Joseph J. Troy	0	9,756	2,492	0	40,294
George R. Richmond	0	0	0	0	0
Mark J. O’Brien	0	0	0	0	0
Charles E. Cauthen, Jr.	0	8,113	829	0	16,930
____________________

1     Reflects Company matching contributions to the Supplemental Retirement Savings Plan which serves as an excess savings plan when tax limitations are reached under the tax qualified Retirement Savings Plan. See Retirement Savings Plan on page 13. Mr. O’Brien’s participation in the Retirement Savings Plan commenced on March 2, 2007 and the Company made no contribution into the Supplemental Savings Plan on his behalf.

2     The Company does not pay above market interest or preferential dividends on investments in the Supplemental Retirement Savings Plan or the Deferred Compensation Plan. Earnings are calculated in the same manner and at the same rate as earnings on externally managed investments for employees participating in the Company sponsored tax-qualified Retirement Savings Plan.

3     Funds have been set aside in a rabbi trust for purposes of providing this benefit.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

     The Company has employment agreements with each of its Named Executive Officers.

     Victor P. Patrick. Mr. Patrick’s employment agreement dated August 1, 2006 provides for an annual base salary which is currently $425,000, an annual target bonus which is currently 80% of annual base salary to a maximum of 2 times target, a car allowance of $2,000 per month and four weeks of vacation each year. The agreement provided for a grant of options to acquire 50,000 shares of Common Stock which was made by the Company on August 4, 2006. In the event that he is terminated without cause or suffers a constructive termination, as more specifically set forth in the letter agreement, or if he is required to relocate more than 50 miles from the Company’s current headquarters, Mr. Patrick will be entitled to: payment of his base salary for 18 months; payment of target amount of cash bonus for 18 months; and continued participation in benefits until 18 months after such termination or the date Mr. Patrick is entitled to receive comparable benefits from subsequent employment. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. Patrick, the Company will make an additional payment to Mr. Patrick to cover the full cost of such excise or additional tax payment so that he is in the same after-tax position had he not been subject to the excise or additional tax.

     Joseph J. Troy. Mr. Troy’s employment agreement dated August 1, 2006 provides for an annual base salary which is currently $352,240, an annual target bonus which is currently 60% of annual base salary to a maximum of 2 times target, a car allowance of $1,500 per month and 30 days of vacation each year. The agreement provided for a grant of options to acquire 40,000 shares of Common Stock which was made by the Company on August 4, 2006. In the event that he is terminated without cause or suffers a constructive termination, as more specifically set forth in the letter agreement, or if he is required to relocate more than 50 miles from the Company’s current headquarters, Mr. Troy will be entitled to: payment of his base salary for 18 months; payment of target amount of cash bonus for 18 months; and continued participation in benefits until 18 months after such termination or the date Mr. Troy is entitled to receive comparable benefits from subsequent employment. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. Troy, the Company will make an additional payment to Mr. Troy to cover the full cost of such excise or additional tax payment so that he is in the same after-tax position had he not been subject to the excise or additional tax.

     George R. Richmond. Mr. Richmond’s employment agreement dated March 13, 2006 provides for an annual base salary which is currently $500,000, an annual target bonus which is currently 100% of annual base salary, and a car allowance of $2,000 per month. Mr. Richmond’s agreement provides for a one-time grant of options to acquire 200,000 shares of Common Stock and an award of 9,500 restricted stock units which will vest on February 28, 2009, both awards were made by the Company on March 14, 2006. In addition, Mr. Richmond’s balance in the Walter Supplemental Pension Plan will be funded in a rabbi trust and he is eligible to receive other benefits customarily accorded to executives of Jim Walter Resources. In the event of involuntary termination, other than for cause, as defined in the agreement, he is entitled to: 18 months of salary continuance, including base salary; a pro-rata bonus for the portion of the fiscal year actually worked computed in accordance with the plan terms to the date of termination plus 12 months of additional bonus computed at the target level in effect at the time of termination; and 18 months of continuing benefits. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. Richmond, the Company will make an additional payment to Mr. Richmond to cover the full cost of such excise or additional tax payment so that he is in the same after-tax position had he not been subject to the excise or additional tax.

     Mark J. O’Brien. Mr. O’Brien’s employment agreement dated March 2, 2006 provides for an annual base salary which is currently $161,150, an annual target bonus which is currently 100% of annual base salary, a car allowance of $2,000 per month, four weeks vacation each year, and reimbursement of reasonable attorney’s fees required in the negotiation of his employment agreement up to $10,000. The employment agreement also provides for a one-time grant of non-qualified stock options in an amount equivalent to 7.5% of the total combined equity of the Company’s Financing and Homebuilding businesses (or another vehicle that will deliver equivalent value), which was made by the Company on March 2, 2006. The per share strike price of these options was calculated by reference to a valuation of the Company’s Financing and Homebuilding businesses as a going concern. The options vest at a rate of 1/3 per year over a three year period and terminate ten years from grant date. The options vest upon a change in control of the Company’s Financing and Homebuilding businesses, not to include a spin-off or other separation of the Company’s Financing and Homebuilding businesses from the Company. In the event of termination for cause or voluntary termination, unvested options will expire immediately and Mr. O’Brien will have 90 days to exercise vested options. In the event of termination by any other reason, resignation following a significant diminution in pay or responsibilities, retirement after the third anniversary of the letter agreement, a material breach of the letter agreement, or death, the options accelerate and fully vest and Mr. O’Brien will have two years after termination to exercise the options. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. O’Brien, the Company will make an additional payment to Mr. O’Brien to cover the full cost of such excise or additional tax payment so that he is in the same after-tax position had he not been subject to the excise or additional tax.

     Charles E. Cauthen. Mr. Cauthen’s employment agreement dated November 2, 2006 provides for an annual base salary which is currently $337,025, an annual target bonus which is currently 60% of annual base salary, a car allowance of $1,500 per month and 30 days of vacation each year. In the event that he is terminated without cause or suffers a constructive termination, as more specifically set forth in the letter agreement, or if he is required to relocate more than 50 miles from the Company’s current headquarters, Mr. Cauthen will be entitled to: payment of his base salary for 18 months; payment of target amount of cash bonus for 18 months; and continued participation in benefits until 18 months after such termination or the date Mr. Cauthen is entitled to receive comparable benefits from subsequent employment. The employment agreement also provides for a one-time grant of non-qualified stock options in an amount equivalent to 2.5% of the total combined equity of the Company’s Financing and Homebuilding businesses (or another vehicle that will deliver equivalent value), which was made by the Company on November 2, 2006. The per share strike price of these options will be equal to the strike price in the equity grant provided to Mr. O’Brien. The options will vest at a rate of 1/3 per year over a three year period and will terminate ten years from grant date. The options will vest upon a change in control of the Company’s Financing and Homebuilding businesses, not to include a spin-off or other separation of the Company’s Financing and Homebuilding businesses from the Company. In the event of termination for cause or involuntary termination, unvested options will expire immediately and Mr. Cauthen will have 90 days to exercise vested options. In the event of termination by any other reason, resignation following a significant diminution in pay or responsibilities, or retirement after the third anniversary of the letter agreement, a material breach of the letter agreement, or death, the options accelerate and fully vest and Mr. Cauthen will have two years after termination to exercise the options. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. Cauthen, the Company will make an additional payment to Mr. Cauthen to cover the full cost of such excise or additional tax payment so that he is in the same after-tax position had he not been subject to the excise or additional tax.

Change In Control Agreements

     The Company has change in control agreements with Messrs. Patrick, Troy, Richmond and Cauthen. The change in control agreements are intended to provide for continuity of management in the event of a change in control of the Company. Under the change in control agreements, if employment is terminated other than for ‘Cause’ (which includes: willful and continual refusal to perform employment duties; conviction of a felony; or willful conduct that is demonstrably and materially injurious to the Company) within 24 months following a change in control, each participating Executive Officer would be entitled to a lump-sum payment equivalent to two times base salary and annual incentive bonus, generally calculated as the average of actual annual incentive bonuses over the preceding three years (one-fourth of this amount is consideration for the Executive Officer entering into a non-competition agreement), pro rata annual incentive bonus based on actual year-to-date performance, continuation of certain benefits, such as group life and medical insurance coverage for a period of 24 months, the immediate vesting of all unvested stock options and/or restricted stock units and outplacement services from a nationally recognized firm. The agreements provide for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by the Company. The payments would also be due following a voluntary resignation for ‘Good Reason,’ (which includes: assigning the Executive Officer duties that are materially inconsistent with the current position or materially reducing or altering the Executive Officer’s position; requiring that the Executive Officer relocate permanently to a location in excess of 50 miles from the current principal job location; reducing the Executive Officer’s base salary; failing to continue in effect any of the Company’s benefit plans in which the Executive Officer participates unless such failure to continue the benefits pertains to all plan participants generally; failing to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under the agreement; or materially breaching any of the provisions of the agreement). The agreements provide that no executive is entitled to receive duplicative severance benefits under any other Company related plan or program.

     The following table illustrates potential payments and benefits to the Named Executive Officers under existing contracts, agreements, plans or arrangements with the Company for an involuntary termination of employment not for cause or a change in control, assuming a December 31, 2007 termination date. To the extent payment and benefits are generally available to employees on a non-discriminatory basis, they are excluded from this table.

POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

		Vesting of
		Unvested
		Long Term		Health and		Gross-Up
	Cash	Incentive	Retirement	Welfare	Outplacement	on Excise
Name	Severance[1]	Awards[2]	Benefits[3]	Continuation	Services[4]	Tax	Total
Involuntary Termination Not For Cause
Victor P. Patrick	$948,717	$0	$0	$13,503	$0	$0	$962,220
Joseph J. Troy	$845,376	$0	$0	$16,327	$0	$0	$861,703
George R. Richmond	$1,243,618	$0	$255,623	$15,603	$0	$0	$1,514,844
Mark J. O’Brien	$0	$0	$0	$0	$0	$0	$0	[5]
Charles E. Cauthen, Jr.	$780,000	$0	$0	$16,327	$0	$0	$796,327	[5]

Qualifying Termination Following a Change In Control
Victor P. Patrick	$1,730,945	$2,065,445	$0	$18,003	$134,162	$0	$3,948,555
Joseph J. Troy	$1,527,471	$2,082,084	$0	$21,770	$123,284	$0	$3,754,609
George R. Richmond	$1,798,346	$3,098,494	$255,623	$20,804	$149,912	$0	$5,323,179
Mark J. O’Brien	$0	$392,560	$0	$0	$0	$0	$392,560	[5]
Charles E. Cauthen, Jr.	$1,414,001	$768,765	$0	$21,770	$113,750	$0	$2,318,286	[5]
____________________

1     Involuntary termination represents base pay plus annual incentive payment as specified in the Executive Officer’s employment agreement. Change In Control represents 2 times base pay and annual incentive plus pro rata annual incentive payment for the current year.

2     Includes non-qualified stock options and restricted stock units with the closing stock price of our Common Stock of $35.93 on December 31, 2007.

3     No additional amounts under the Company’s Retirement Plans are payable upon the triggering events for Executive Officers Patrick, Troy, O’Brien and Cauthen. The amounts presented in the table for Mr. Richmond reflect the additional amounts payable to Mr. Richmond under the Walter Supplemental Pension Plan due to the difference between the assumptions used in preparing the present value reflected in the Pension Benefits Table and the assumptions used assuming a triggering event on December 31, 2007. The amounts in the table do not include any payments Mr. Richmond may receive under the Walter Pension Plan. The difference between the assumptions used in preparing the present value reflected in the Pension Benefits Table under the Walter Pension Plan and the assumptions used assuming a triggering event on December 31, 2007 for Mr. Richmond is $150,312; however this payment is not immediately payable upon a triggering event since payments under the Walter Pension Plan are made on a monthly basis over the remaining lifetime of the participant.

4     Represents outplacement services for a maximum of 24 months, not to exceed 35% of the Executive Officer’s salary at the time of termination.

5     In 2006, under the terms of their employment agreements, the Board of Directors granted Executive Officers O’Brien and Cauthen a special option award to acquire LLC interests in the Company’s Financing and Homebuilding subsidiary, JWH Holding Company, LLC (“JWH Holding”). Mr. O’Brien was granted an option to acquire 7.5% of the equity of JWH Holding and Mr. Cauthen was granted an option to acquire 2.5% of the equity of JWH Holding. The exercise price of these options was fair value at the date of grant as determined by an independent third party. These options vest over a three-year period and expire in ten years. None of the options were forfeited or exercised as of December 31, 2007. For a discussion of valuation assumptions, see Note 4 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The options will vest upon a change in control of the Company’s Financing and Homebuilding business, not to include a spin-off or other separation of the Financing and Homebuilding business from the Company. In the event of termination for cause or voluntary termination, unvested options will expire immediately and Messrs. O’Brien and Cauthen will have 90 days to exercise vested options. In the event of termination by any other reason, resignation following a significant diminution in pay or responsibilities, retirement after the third anniversary of their employment agreement, a material breach of their employment agreement, or death, the options accelerate and fully vest and Messrs. O’Brien and Cauthen will have two years after termination to exercise the options.

COMPENSATION OF DIRECTORS

     The following table provides compensation information for non-employee members of our Board for the year ended December 31, 2007.

Director Compensation

	Fees				Change In
	Earned			Non-Equity	Pension Value and	All
	or Paid	Stock	Option	Incentive Plan	Nonqualified Deferred	Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)[1]	($)	Earnings	($)	($)
Howard L. Clark[2]	70,500	0	80,215	0	0	0	150,715
Jerry W. Kolb[3]	103,000	0	80,215	0	0	0	183,215
Patrick A. Kriegshauser[4]	82,500	0	69,264	0	0	0	151,764
Joseph B. Leonard[5]	33,000	0	32,701	0	0	0	65,701
Bernard Rethore[6]	84,500	0	80,215	0	0	0	164,715
Michael Tokarz[7]	90,000	0	113,922	0	0	0	203,922
A. J. Wagner[8]	39,000	0	24,315	0	0	0	63,315
____________________

1     The awards shown consist of options granted under the 2002 Stock Plan. The amounts reflect the accounting charge for equity compensation expense recognized by the Company in 2007 related to stock option awards granted in fiscal 2007 and prior years, as required by Statement of Financial Accounting Standards No. 123(R). In 2007, Messrs. Clark, Kolb, Kriegshauser and Rethore each were granted 7,770 options with a grant date fair value of $9.47 per share. Mr. Tokarz was granted 15,540 options with a grant date fair value of $9.47 per share. Mr. Wagner was granted 7,770 options with a grant date fair value of $10.16. Mr. Leonard did not receive an option award in 2007. The options have a ten year term and vest ratably on the first, second and third anniversary of the option grant date. For a discussion of the relevant assumptions used in calculating grant date fair value and current year expense pursuant to FAS 123(R), see Note 4 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

2     As of December 31, 2007, Mr. Clark had options outstanding to acquire 38,850 shares of Common Stock, of which 23,310 were exercisable.

3     As of December 31, 2007, Mr. Kolb had options outstanding to acquire 28,580 shares of Common Stock, of which 13,040 were exercisable.

4     As of December 31, 2007, Mr. Kriegshauser had options outstanding to acquire 15,540 shares of Common Stock, of which 2,590 were exercisable.

5     Mr. Leonard served on the board through April 25, 2007. As of December 31, 2007, Mr. Leonard had no options outstanding or exercisable.

6     As of December 31, 2007, Mr. Rethore had options outstanding to acquire 23,308 shares of Common Stock, of which 7,768 were exercisable.

7     As of December 31, 2007, Mr. Tokarz had options outstanding to purchase 58,390 shares of Common Stock, of which 32,414 were exercisable. Mr. Tokarz participates in the Directors’ Deferred Fee Plan and at his election, all fees earned and payable in cash are credited to a stock equivalent account.

8     Mr. Wagner was appointed to the Board on June 5, 2007. As of December 31, 2007, Mr. Wagner had options outstanding to acquire 7,770 shares of Common Stock, of which none were exercisable.

Director Compensation

     No directors’ fees are paid to directors who are full-time employees of the Company or any of its subsidiaries. For the fiscal year ended December 31, 2007, non-employee directors of the Company were paid retainer fees of $11,250 per quarter, except for the Chairman of the Audit Committee, who is paid a retainer fee of $13,750 per quarter, the Chairman of the Compensation and Human Resources Committee, who is paid a retainer fee of $12,500 per quarter, and the Chairman of the Board, whose compensation is discussed below. Each non-employee director, other than the Chairman, also received a fee of $1,500 for each Board or committee meeting attended and was reimbursed for travel and lodging expenses. Each year, on the date of our Annual Meeting of Stockholders, each independent director of the Board receives an award of 7,770 non-qualified stock options to purchase shares of our Common Stock at an exercise price equal to the average of the high and low as traded on the New York Stock Exchange. Awards are also granted when a director is appointed to the Board.

     Mr. Tokarz as the non-executive Chairman of the Board receives two times the retainer fees and equity grants paid to directors. In 2007 the Chairman did not receive meeting fees. As of February 2008, the Chairman will receive a fee of $1,500 for each Board or Committee meeting attended. The Chairman is reimbursed for travel and lodging expenses.

     The Board has adopted the Walter Industries, Inc. Directors’ Deferred Fee Plan, as amended, under which non-employee directors may elect to defer all or a portion of their director’s fees. The deferred fees, at each electing director’s option, are credited to either an income account or a stock equivalent account or are divided between the two accounts. If a director elects the income account, the director’s fees otherwise payable are credited as a dollar amount to the director’s income account on the date such fees would otherwise have been paid. If a director elects the stock equivalent account, director’s fees otherwise payable during a calendar quarter are converted to stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of the Common Stock on the first business day of the following calendar quarter, or if that date is not a trading date, on the next trading date. The income account is credited quarterly with interest at an annual rate equal to the yield of a 10-year U.S. Treasury Note as of the beginning of such calendar quarter plus 1.00%, and the stock equivalent account is credited with stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account as of the payment date for such dividend. Payments under the Directors’ Deferred Fee Plan are made in January of the year determined by the participant pursuant to an election filed with the Secretary of the Company, which may be any calendar year following the year in which the participant has his 72nd birthday or which may be the year of the participant’s first termination of his services as a director, in cash in one, five, ten or fifteen annual installments as shall be determined by the participating director. Payments from the income account are made in cash and payments from the stock equivalent account are made in cash at the then current market value of the Common Stock. Administration of the Directors’ Deferred Fee Plan will be in a manner designed to avoid the imposition of an excise tax under the American Jobs Creation Act of 2004. As of March 19, 2008, only Mr. Tokarz participates in the Directors’ Deferred Fee Plan.

COMPENSATION COMMITTEE REPORT

     The Compensation and Human Resources Committee of the Board (the “Committee”) consists entirely of independent directors and is responsible for reviewing and approving executive compensation philosophy and policies, as well as the application of such policies to the compensation of the Company’s executive officers.

     The purpose of the Company’s executive compensation program is to (i) attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole, (ii) provide incentives to management to increase stockholder value, (iii) increase the overall performance of the Company and (iv) increase the performance of individual executives.

     The principal elements of the Company’s executive compensation for the year ended December 31, 2007 were base pay, annual cash incentive compensation and stock-based incentives. The Committee generally aims to set the midpoint of each element of compensation within a salary grade, as well as overall compensation for each salary grade, at approximately the 50th percentile relative to a group of companies deemed by the Committee to be comparable to the Company. The Committee believes that the short-term incentive component of executive compensation should be variable, depending on business results, and that the long-term equity-based incentive component should align executive compensation with shareholder return.

     Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

     The foregoing report is provided by the following directors, who constitute the Committee:

THE COMPENSATION AND HUMAN
RESOURCES COMMITTEE
BERNARD G. RETHORE, Chairman
JERRY W. KOLB
MICHAEL T. TOKARZ

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP served as the Company’s independent registered public accounting firm for fiscal year 2007. PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for fiscal year 2006.

     On December 20, 2006, the Audit Committee of the Board of Directors of the Company approved the dismissal of PwC as the Company’s independent registered public accounting firm effective upon PwC’s completion of its audit of the Company’s financial statements for the year ending December 31, 2006 and the filing of its Form 10-K for that year. The Audit Committee with the approval of the Board of Directors appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm beginning with fiscal year 2007.

     The reports of PwC on the financial statements of the Company as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     During the fiscal years ended December 31, 2006 and 2005 and the subsequent interim period through March 1, 2007, there were: (1) no disagreements with PwC on any matters of application of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K except for the following: as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, management concluded that a material weakness related to controls over the appropriate classification of shipping and handling costs existed at December 31, 2004. During the fourth quarter of 2005, management remediated the material weakness.

     The Company provided PwC a copy of the foregoing disclosures. By letter dated March 7, 2007, addressed to the Securities and Exchange Commission, PwC stated that is had read the statements made by the Company regarding statements set forth above and that the firm was in agreement with such statements. A copy of the letter was filed as Exhibit 16.1 of the Current Report on Form 8-K/A filed by the Company with the Securities and Exchange Commission on March 7, 2007.

     During the fiscal years ended December 31, 2006 and 2005 and the subsequent interim period through March 1, 2007, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has Ernst & Young LLP provided to the Company a written report or oral advice regarding such principles or audit opinion.

     The Audit Committee has selected Ernst & Young LLP as independent registered public accountants of the Company to audit its consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2008. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

FEES PAID TO INDEPENDENT AUDITOR

     The following table sets forth the approximate aggregate fees billed to the Company for the fiscal year ended December 31, 2007 by Ernst & Young LLP and the fiscal year ended December 31, 2006 by PwC, the Company’s independent auditors, for the audit of the Company’s annual consolidated financial statements and services rendered by the independent registered public accounting firms for those periods.

	Fiscal Years Ended
	2007	2006
	($ in thousands)
AUDIT FEES (a)	$2,046	$4,418
AUDIT RELATED FEES (b)	—	2,131
TAX FEES (c)	4	391
ALL OTHER FEES (d)	1	240
TOTAL FEES	$2,051	$7,180
____________________

(a)

Audit Fees for fiscal year 2007 include fees for professional services performed by Ernst & Young LLP for annual and quarterly reviews of the consolidated financial statements of the Company. Audit Fees for fiscal year 2006 include fees for professional services performed by PwC for annual and quarterly reviews of the consolidated financial statements of the Company and its former subsidiary, Mueller Water Products, Inc., which was spun-off by the Company on December 14, 2006.

(b)

For fiscal year 2006, Audit Related Fees primarily represent services performed by PwC in connection with the review of filings under securities laws, including in connection with the initial public offering of Mueller Water Products, Inc. in May 2006. These fees also consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, as well as audits of the Company’s benefit plans and agreed-upon procedures related to securitizations.

(c)

Tax Fees consist of professional services rendered by Ernst & Young LP for tax advice for fiscal year 2007. Tax Fees consist of professional services rendered by PwC for tax compliance, tax advice, and tax planning for fiscal year 2006.

(d)

All Other Fees consist principally of research tools provided by Ernst & Young LLP in fiscal year 2007 and professional services rendered by PwC for advisory and consulting services in relation to the spin-off of Mueller Water Products, Inc. for fiscal year 2006.

     The Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditors’ independence.

     All audit and permitted non-audit services to be performed by the Company’s independent registered public auditors require pre-approval by the Audit Committee in accordance with pre-approval procedures established by the Audit Committee, consistent with the charter of the Audit Committee posted on the corporate governance page of the Company’s website at www.walterind.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

     The Audit Committee reports as follows with respect to the audit of the Company’s consolidated financial statements for the year ended December 31, 2007:

     The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting, internal controls and audit functions. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2007 with management and Ernst & Young LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; selecting and applying accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting as of December 31, 2007.

     Management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission (the “SEC”), as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2007.

     The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and Public Company Accounting Oversight Board Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their firm’s independence.

     Based on the foregoing discussions with and reports of management and the independent auditors of the Company and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

AUDIT COMMITTEE
JERRY W. KOLB, Chairman
PATRICK A. KRIEGSHAUSER
A. J. WAGNER

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to the Reporting Persons were complied with during the fiscal year ended December 31, 2007.

SECURITY OWNERSHIP OF MANAGEMENT

     The following tables furnish information, as of March 19, 2008, as to: (1) shares of Common Stock beneficially owned by each current director, and each Named Executive Officer of the Company and (2) shares of Common Stock beneficially owned by all current directors and Named Executive Officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, to the knowledge of the Company, each person indicated in the following table has sole voting and investment power as to the shares shown.

Ownership of Directors and Executive Officers

	Number of Shares
	of Common Stock		Percent of Common
Name of Beneficial Owner	Beneficially Owned		Stock Outstanding
Howard L. Clark, Jr.	38,850	[1]	*
Jerry W. Kolb	24,310	[2]	*
Patrick A. Kriegshauser	8,770	[3]	*
Mark J. O’Brien	25,980	[4]	*
Victor P. Patrick	113,899	[5]	*
Bernard G. Rethore	17,538	[6]	*
George R. Richmond	355,707	[7]	*
Michael T. Tokarz	42,774	[8]	*
A J. Wagner	0
Joseph J. Troy	95,118	[9]	*
Charles E. Cauthen, Jr.	50,628	[10]	*
All current directors and executive officers as a group
(16 individuals)	898,725	[11]	1.72%
____________________

*    Less than 1% of outstanding Common Stock

1    Includes options outstanding to acquire 31,080 shares of Common Stock exercisable currently or within 60 days of March 19, 2008.

2    Includes options outstanding to acquire 20,810 shares of Common Stock exercisable currently or within 60 days of March 19, 2008.

3    Includes options outstanding to acquire 7,770 shares of Common Stock exercisable currently or within 60 days of March 19, 2008.

4    Includes options outstanding to acquire 13,084 shares of Common Stock exercisable currently or within 60 days of March 19, 2008.

5    Includes options outstanding to acquire 50,038 shares of Common Stock exercisable currently or within 60 days of March 19, 2008. Mr. Patrick holds an aggregate of 30,594 shares of Common Stock in a margin account in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.

6    Includes options outstanding to acquire 15,538 shares of Common Stock exercisable currently or within 60 days of March 19, 2008.

7    Includes options outstanding to acquire 272,413 shares of Common Stock exercisable currently or within 60 days of March 19, 2008.

8    Includes options outstanding to acquire 42,774 shares of Common Stock exercisable currently or within 60 days of March 19, 2008.

9   Includes 56,491 shares of Common Stock jointly held with Mr. Troy’s spouse and options outstanding to acquire 10,000 shares of Common Stock exercisable currently or within 60 days of March 19, 2008.

10   Includes options outstanding to acquire 0 shares of Common Stock exercisable currently or within 60 days of March 19, 2008.

11   Includes options outstanding to acquire 495,863 shares of Common Stock by all current directors and executive officers under stock options exercisable currently or within 60 days of March 19, 2008.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 19, 2008 (except where otherwise indicated), information as to those holders (other than officers and directors of the Company) known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock. Except as indicated below, to the knowledge of the Company, each stockholder indicated in the following table has sole voting and investment power as to the shares shown.

	Number of Shares	Percent of
	of Common Stock	Common Stock
Name and Mailing Address	Beneficially Owned	Outstanding
Citadel Investment Group, L.L.C(1)	3,653,288	7.0%
1131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Keeley Asset Management Corp.(2)	3,388,717	6.5%
401 South LaSalle Street
Chicago, Illinois 60605

Harris Associates L.P. (3)	3,213,600	6.1%
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602-3790

Alan Fournier (4)	2,656,000	5.1%
Pennant Capital Management, LLC
26 Main Street, Suite 203
Chatham, NJ 07928
____________________

(1)

According to the Schedule 13G filed by Citadel Investment Group, L.L.C., Citadel Investment Group II, L.L.C., Citadel Limited Partnership, Kenneth Griffin, Citadel Holdings I LP, Citadel Holdings II LP, Citadel Advisors LLC, Citadel Equity Fund Ltd., Citadel Derivatives Group LLC and Citadel Derivatives Trading Ltd. (“Citadel”) on February 13, 2008 (the “Citadel 13G”), Citadel is the beneficial owner of an aggregate of 3,653,288 shares. According to the Citadel 13G, Citadel has the shared power to vote or direct the voting and the shared power to dispose or to direct the disposition of 3,653,288 of the shares.

(2)

According to the Schedule 13G filed by Keeley Asset Management Corp. (“Keeley”) on February 14, 2008 (the “Keeley 13G”), Keeley is the beneficial owner of an aggregate of 3,388,717 shares. According to the Keeley 13G, Keeley has the sole power to vote or direct the voting of 3,242997 of the shares, the shared power to vote or direct the voting of none of the shares, the sole power to dispose or to direct the disposition of 3,388,717 of the shares and the shared power to dispose or to direct the disposition of none of the shares.

(3)

According to the Schedule 13G filed by Harris Associates L.P. (“Harris”) and Harris Associates Inc. on February 13, 2008 (the “Harris 13G”), Harris beneficially own an aggregate of 3,213,600 shares. According to the Harris 13G, Harris has sole power to vote or to direct the voting of none of the shares, shared power to vote or direct the voting of 3,213,600 of the shares, sole power to dispose or to direct the disposition of 712,900 of the shares and shared power to dispose or to direct the disposition of 2,500,700 of the shares.

(4)

According to the Schedule 13G filed by Alan Fournier and Pennant Capital Management, LLC (“Pennant”) on February 25, 2008 (the “Pennant 13G”), Pennant is the beneficial owner of an aggregate of 2,656,000 shares. According to the Pennant 13G, Pennant has the shared power to vote or direct the voting and the shared power to dispose or to direct the disposition of 2,656,000 of the shares.

OTHER BUSINESS

     The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

     Stockholder proposals must conform to the Company’s by-laws and the requirements of the Securities and Exchange Commission.

     If a stockholder intends to present a proposal at the 2009 Annual Meeting for inclusion in the Company’s proxy materials, Securities and Exchange Commission rules require that the Company receive the proposal by November 19, 2008, for possible inclusion in the Proxy Statement. If the date of the 2009 Annual Meeting changes by more than 30 days from April 23, 2009, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2009 Annual Meeting. The Company will determine whether to include a proposal in the Proxy Statement in accordance with Securities and Exchange Commission rules governing the solicitation of proxies.

     If a stockholder intends to nominate a candidate for director or submit a proposal, the Company’s by-laws require that the Company receive timely notice. A nomination or proposal for the 2009 Annual Meeting will be considered timely if it is received no earlier than January 6, 2009 and no later than January 26, 2009. If the date of the 2009 Annual Meeting is advanced by more than 20 days or is delayed by more than 90 days from April 23, 2009, then to be timely the nomination or proposal must be received by the Company no earlier than the 110th day prior to the 2009 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2009 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company’s by-laws, including the name and address of the stockholder making the nomination or proposal and the number of shares held by such stockholder.

     Each notice must be given to the Secretary of the Company, whose address is 4211 W. Boy Scout Blvd., Tampa, Florida 33607. The mailing address of the Company is P.O. Box 31601, Tampa, Florida 33631.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders Meeting to be held on April 23, 2008.

The Notice and Proxy Statement and Annual Report are available at http://www.proxyvote.com.

By Order of the Board

CATHERINE C. BONA
Secretary
Walter Industries, Inc.

Tampa, Florida
March 19, 2008

APPENDIX A

Peer Group Companies

A. O. Smith Corporation	Equifax Inc.	Neenah Paper, Inc.
ABM Industries Incorporated	Essilor of America	Nintendo of America
ACCO Brands Corporation	Experian Services Corp.	Nova Nordisk Pharmaceuticals Inc.
Aerojet-General Corporation	Federal Signal	OMNOVA Solutions Inc.
The Aerospace Corporation	Fleetwood Enterprises, Inc.	Packaging Corporation of America
Affinion Group	Fraser Papers Inc.	Pactiv Corporation
Albemarle Corporation	GATX Corporation	Panduit Corp.
Alpharma Inc.	Global Crossing Ltd.	Pella Corporation
American Greetings Corporation	Global Payments Inc.	Pernod Ricard USA
AMSTED Industries Incorporated	Graco Inc.	Powerwave Technologies, Inc.
Andrew Corporation	Granite Construction Incorporated	Rayonier Inc.
Ash Grove Cement Company	Graphic Packaging Corporation	Revlon Inc.
Bausch & Lomb Incorporated	Greyhound Lines, Inc.	Rhodia, Inc.
Belden Inc.	H. B. Fuller Company	Sanofi Pasteur
Bimbo Bakeries USA	Harris Teeter, Inc.	Sauer-Danfoss Inc.
The Boston Consulting Group Inc.	Haworth, Inc.	Sava Senior Care, LLC
Brady Corporation	Herman Miller, Inc.	Schreiber Foods Inc.
Bush Brothers & Company	Hewitt Associates LLC	The Scotts Miracle-Gro Company
C. R. Bard, Inc.	HNTB Companies	Sensient Technologies Corporation
Callaway Golf Company	Hollister Incorporated	Skyline Steel LLC
Cameron Drilling and Production	Hubbell Incorporated	Smith & Nephew Inc.
Systems	IHS Group	Solo Cup
Carestream Health, Inc.	InterContinental Hotels Group	Stihl Incorporated
Ceridian Corporation	Iron Mountain, Inc.	Superior Essex Inc.
Chaparral Steel Company	Johns Manville	TDS Telecommunications
ChoicePoint Inc.	JohnsonDiversey	Corporation
Clarke American Checks, Inc.	Joy Global Inc.	Thomas & Betts Corporation
Cleveland-Cliffs Inc	Kaman Corporation	Timex Corporation
Coca-Cola Bottling Co.	Kennametal Inc.	TransUnion, LLC
Consolidated	Kinetic Concepts Inc.	Tupperware Corporation
Corn Products International Inc	King Pharmaceuticals, Inc	Uline, Inc.
Covance	Lord Corporation	Underwriters Laboratories Inc.
Curtiss-Wright Corporation	Martin Marietta Materials, Inc.	Valmont Industries, Inc.
Dade Behring Inc.	Marvin Windows and Doors	Valves & Measurement
Dal-Tile International Inc.	McCain Foods USA, Inc.	Viad Corp
Deloitte	McCormick & Company, Inc.	W. L. Gore & Associates, Inc.
Diebold, Incorporated	Merrill Corporation	W. R. Grace & Co.
Donaldson Company, Inc.	Milacron Inc.	Waters Corporation
Duke Realty Corporation	Mine Safety Appliances Co	Westinghouse Electric Co.
The Dun & Bradstreet Corporation	The MITRE Corporation	Woodward Governor Company
Edwards Lifesciences LLC	MoneyGram International, Inc.	Zebra Technologies Corporation
Elkay Manufacturing Company

WALTER INDUSTRIES, INC.
C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Walter Industries, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Walter Industries, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WALTR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WALTER INDUSTRIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1. Vote On Directors
1.	To elect as Directors of Walter Industries, Inc. the nominees listed below.	☐	☐	☐
01) Howard L. Clark, Jr. 02) Jerry W. Kolb 03) Patrick A. Kriegshauser 04) Mark J. O'Brien 05) Victor P. Patrick	06) Bernard G. Rethore 07) George R. Richmond 08) Michael T. Tokarz 09) A.J. Wagner

Vote On Proposals

2.					In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR item 1.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 WALTER INDUSTRIES, INC.

Annual Meeting of Stockholders — April 23, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Walter Industries, Inc., a Delaware corporation, hereby appoint(s) Michael T. Tokarz and Victor P. Patrick, and either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Walter Industries, Inc., to be held April 23, 2008 at 10:00 a.m., local time, at the Marriott Tampa Airport, Tampa International Airport, Tampa, Florida 33607, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)